Exhibit 10.2

September 13, 2007

To:	Tween Brands, Inc.
8323 Walton Parkway
New Albany, OH 43054

From:	Bank of America, N.A.
c/o Banc of America Securities LLC
9 West 57th Street, 40th Floor
New York, NY 10019
Telephone: 212-583-8373
Facsimile: 212-230-8610

Re:	Enhanced Overnight Share Repurchase
(NY Reference No.: NY-31557)
Ladies and Gentlemen:
     SECTION 1. Initial Shares; Seller’s Initial Hedge.
     (a) Bank of America, N.A. (the “Seller”) will sell to Tween Brands, Inc., a Delaware corporation (the “Company”), and the Company will purchase from the Seller for settlement on September 14, 2007 (the “Purchase Date”), 5,200,000 shares (the “Initial Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at a purchase price (the “Purchase Price”) equal to the number of the Initial Shares multiplied by $27.55. Such sale shall be effected in accordance with the Seller’s customary procedures.
     (b) Beginning on the first Trading Day immediately following the Purchase Date (the “Initial Hedge Start Date”), the Seller shall establish the Seller’s initial hedge of the price and market risk of the transactions contemplated hereby as a result of the Cap Price (the “Seller’s Initial Hedge”) using commercially reasonable efforts to establish Seller’s Initial Hedge in no more than 10 Trading Days (it being understood that the Seller’s Initial Hedge shall not include the sale and purchase of the Initial Shares pursuant to Section 1(a) above). Subject to Section 7(b) below, as soon as reasonably practicable following the Initial Hedge Completion Date, the Seller shall determine the Scheduled Final Averaging Date, the Earliest Acceleration Date, the Cap Price and the Hedge Execution Price in the manner set forth below based on the Seller’s Initial Hedge, and shall deliver to the Company a supplemental terms notice substantially in the form of Appendix C hereto (the “Supplemental Terms Notice”), together with information detailing the data used in making such determinations, within two Business Days following the Initial Hedge Completion Date.

     SECTION 2. Definitions.
     As used in this Letter Agreement, the following terms shall have the following meanings:
     “Announcement Date” means the date of first public announcement of any corporate event involving the Company or the Common Stock that, in the determination of the Calculation Agent, is, as of such date, or becomes at any date subsequent to such date but on or prior to the last day of the Averaging Period, a Friendly Transaction, or the first date of public announcement by the Company that the Company is engaged in discussions with another party concerning a potential Friendly Transaction or is considering strategic alternatives that, if consummated, would be or include a Friendly Transaction (as determined by the Calculation Agent in its reasonable discretion).
     “Available Shares” has the meaning specified in Section 6(d).
     “Average Purchase Price” means the arithmetic average of the Daily Average Prices for all Trading Days during the Averaging Period.
     “Averaging Period” means the period commencing on the Trading Day immediately following the Initial Hedge Completion Date and ending on the Scheduled Final Averaging Date (which date may be postponed by the Calculation Agent by a number of Trading Days not to exceed the number of scheduled Trading Days during the Averaging Period on which a Disruption occurs); provided that the Seller may, in its absolute discretion, accelerate the last day of the Averaging Period to any Trading Day on or after the Earliest Acceleration Date upon written notice to the Company (it being understood that such notice may be given on the same date that the Seller elects to be the last day of the Averaging Period).
     “BAS” means Banc of America Securities LLC, which is registered as a broker and a dealer under the Exchange Act.
     “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
     “Calculation Agent” means BAS.
     “Cap Fair Market Value” means the fair market value on the Measurement Date, as determined by the Calculation Agent, of a call option, written by the Seller, with a settlement amount equal to the excess, if any, of (x) 2/3 multiplied by the Repurchase Cost (calculated without regard to the proviso to the definition thereof) over (y) 2/3 multiplied by the Cap Price multiplied by the number of Initial Shares, and a settlement date equal to the date that the Calculation Agent, in its good faith reasonable discretion, as of the Measurement Date, expects will be the last day of the Averaging Period.
     “Cap Price” means the price per share specified as such in the Supplemental Terms Notice, which shall be equal to 116.5% of the Hedge Execution Price.
     “Common Stock” has the meaning specified in Section 1(a).
     “Company” has the meaning specified in Section 1(a).

     “Daily Average Price” means (i) for any Trading Day in the Averaging Period, the Reported VWAP for such Trading Day minus $0.00 or (ii) for any Trading Day in the Valuation Period, the dollar volume weighted average price per share of Common Stock for that Trading Day based on transactions executed by the Seller or its designated affiliate during that Trading Day in connection with the settlement of this Letter Agreement.
     “Deficit Shares” has the meaning specified in Section 6(d).
     “Designee” has the meaning specified in Section 16.
     “Disruption” means (i) suspension of trading of any securities of the Company on any national securities exchange, (ii) a material limitation in the trading of Common Stock, in the Calculation Agent’s judgment, or (iii) the election by the Seller that a Disruption be deemed to occur pursuant to Section 3(b).
     “Earliest Acceleration Date” means the date specified as such in the Supplemental Terms Notice, which shall be the date 70 scheduled Trading Days following (but excluding) the Initial Hedge Completion Date.
     “Exchange” means, at any time, the principal national securities exchange, if any, on which the Common Stock is listed or quoted at such time.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Federal Funds Rate” means, for any day, the rate on such day for Federal Funds, as published by Bloomberg and found by pressing the following letters “FEDSOPEN” followed by pressing the <Index> key and pressing the following letters “HP” followed by pressing the <Go> key; provided that if any such day is not a New York Banking Day, the Federal Funds Rate for such day shall be the Federal Funds Rate for the immediately preceding New York Banking Day.
     “Friendly Transaction” means any Merger Event or Tender Offer that is approved, agreed to or recommended by the Company or its board of directors, or negotiated by the Company or any authorized representative of the Company, including without limitation (i) any transaction involving the merger of the Company with or into any third party and (ii) any transaction in which the Company or its board of directors has a legal obligation to make a recommendation to its shareholders in respect of such transaction (whether pursuant to Rule 14e-2 under the Exchange Act or otherwise) and does not recommend that its shareholders reject such transaction.
     “Hedge Execution Price” means the price per share specified as such in the Supplemental Terms Notice, which shall be equal to the net volume weighted average price per share at which the Seller executes the Seller’s Initial Hedge during the Initial Hedge Period, as determined by the Calculation Agent.
     “Initial Hedge Completion Date” means the date on which the Seller completes Seller’s Initial Hedge.
     “Initial Hedge Period” means the period beginning on (and including) the Initial Hedge Start Date and ending on (and including) the Initial Hedge Completion Date.
     “Initial Hedge Start Date” has the meaning specified in Section 1(b).

     “Initial Shares” has the meaning specified in Section 1(a).
     “ISDA Definitions” means the 2002 ISDA Equity Derivatives Definitions, as published by the International Swaps and Derivatives Association, Inc.
     “Make-Whole Payment Shares” has the meaning specified in Section 5(c).
     “Maximum Deliverable Number” means, on any day, the lesser of (i) 5,100,000, as adjusted for stock splits and similar pro-rata distributions of shares to all common shareholders without consideration occurring on or prior to such day, and (ii) the greater of (x) the number of shares of Common Stock authorized, unissued and not reserved for other transactions on such day or (y) 5,100,000.
     “Measurement Date” means the tenth Business Day prior to the Announcement Date.
     “Merger Event” has the meaning specified in the ISDA Definitions. For purposes of the ISDA Definitions, the Shares are shares of Common Stock, the Issuer is the Company, the Merger Date shall be deemed to be the Announcement Date and the final Valuation Date shall be deemed to be the last day of the Averaging Period.
     “New York Banking Day” means any day except for a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.
     “Original Delivery Date” has the meaning specified in Section 12(s).
     “Payment Shares” means Restricted Payment Shares or Make-Whole Payment Shares.
     “Private Placement Agreement” has the meaning specified in Section 6(a)(iii).
     “Purchase Date” has the meaning specified in Section 1(a).
     “Purchase Price” has the meaning specified in Section 1(a).
     “Refund Shares” has the meaning specified in Section 5(a)(i)(A).
     “Regulation M” means Regulation M under the Exchange Act.
     “Reported VWAP” means, for any Trading Day, the Rule 10b-18 dollar volume weighted average price per share of Common Stock for that Trading Day as reported on Bloomberg Page “TWB.N <Equity> AQR SEC” (or any successor thereto), or, in the event such price is not so reported on such Trading Day for any reason, as reasonably determined by the Calculation Agent.
     “Repurchase Cost” means the product of (i) the Average Purchase Price multiplied by (ii) the number of Initial Shares; provided, that if such product is greater than the product of the Cap Price and the number of the Initial Shares, then the Repurchase Cost shall be the sum of (x) 2/3 multiplied by the Cap Price multiplied by the number of the Initial Shares plus (y) the Repurchase Cost calculated without regard to this proviso multiplied by 1/3.
     “Requirements” has the meaning specified in Section 3(b).
     “Restricted Payment Shares” has the meaning specified in Section 5(a)(ii)(A).

     “Restricted Share Amount” means the quotient of (i) the absolute value of the Settlement Amount divided by (ii) the Restricted Share Value of a Restricted Payment Share.
     “Restricted Share Value” means, with respect to any Restricted Payment Shares or Make-Whole Payment Shares on any day, the reported closing price of the Common Stock on the Exchange on the immediately preceding Trading Day, reduced by an amount (the “Fair Value Discount”) equal to the difference in fair values between restricted and unrestricted shares of Common Stock, as determined by the Calculation Agent using, with respect to unrestricted shares, such reported closing price and, with respect to restricted shares, the Calculation Agent’s commercially reasonable estimate of the proceeds per share that would be received by the Company in a customary private placement of restricted shares of Common Stock on such day.
     “Rule 10b-18” means Rule 10b-18 under the Exchange Act.
     “Scheduled Final Averaging Date” means the date specified as such in the Supplemental Terms Notice, which shall be the date 100 scheduled Trading Days following (but excluding) the Initial Hedge Completion Date.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Seller” has the meaning specified in Section 1(a).
     “Seller’s Initial Hedge” has the meaning specified in Section 1(b).
     “Settlement Amount” means an amount equal to (i) the Purchase Price minus (ii) the Repurchase Cost, subject to adjustment as provided in Section 7(b).
     “Settlement Balance” has the meaning specified in Section 5(c).
     “Settlement Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close. A Settlement Day “corresponds” to a Trading Day if it is the day for settlement of regular way transactions for equity securities entered into on the Exchange on that Trading Day.
     “Share Amount” means, for any Trading Day, the quotient of (i) the product of (A) the Valuation Fraction multiplied by (B) the absolute value of the Settlement Amount, divided by (ii) the Daily Average Price for that Trading Day.
     “Supplemental Terms Notice” has the meaning specified in Section 1(b).
     “Tender Offer” has the meaning specified in the ISDA Definitions. For purposes of the ISDA Definitions, the Issuer is the Company.
     “Trading Day” means any day (i) other than a Saturday, a Sunday or a day on which the Exchange is not open for business and (ii) during which no Disruption occurs; provided that, notwithstanding anything to the contrary in this Letter Agreement, if a Disruption occurs on any day that would otherwise have been a Trading Day during the Averaging Period or, if the Settlement Amount is greater than zero, in the Valuation Period, the Calculation Agent shall, if appropriate in light of the time or times during the regular trading day that such event occurred and was continuing, determine that such date is a Trading Day only in part, in which case the Calculation Agent shall determine the Daily Average Price for such Trading Day based on Rule

10b-18 eligible transactions in the shares of Common Stock before such Disruption occurred and/or after such Disruption ended, and calculate the Average Purchase Price based on an appropriately weighted average instead of the arithmetic average described in the definition thereof. Such determination will be based on, among other factors, the duration of any such Disruption and the trading volume, historical trading patterns and price of the Common Stock.
     “Valuation Fraction” means a fraction, the numerator of which is one and the denominator of which is the number of Trading Days in the Valuation Period.
     “Valuation Period” means (i), if the Settlement Amount is greater than zero, the period commencing on the first Trading Day immediately following the later to occur of (A) the final day of the Averaging Period and (B) the day on which the Seller receives the Company’s notice pursuant to Section 5(a), and ending after such number of Trading Days determined by the Seller in its reasonable determination and notified to the Company by the Seller prior to the commencement of the Valuation Period, and (ii), if the Settlement Amount is less than zero and the Company delivers Restricted Payment Shares and Make-Whole Payment Shares, the period commencing on the first Trading Day immediately following the final day of the Averaging Period and ending on the date on which either the Settlement Balance is reduced to zero or the aggregate number of Restricted Payment Shares and Make-Whole Payment Shares equals the Maximum Deliverable Number. Without limiting the generality of Section 3(b), in the case of settlement pursuant to Section 5(a)(i)(A), the number of Trading Days in the Valuation Period shall be a number of Trading Days that the Seller reasonably expects, based on information provided to the Seller by the Company and readily available market information, will result in Share Amounts for each Trading Day during the Valuation Period that will be less than or equal to the maximum number of shares of Common Stock that the Company could have purchased on such Trading Day in compliance with the conditions set forth in Rule 10b-18, and may be increased by the Calculation Agent by a number of Trading Days not to exceed the number of scheduled Trading Days during the Valuation Period on which a Disruption occurs. For the avoidance of doubt, if the Company elects either to receive a cash payment pursuant to Section 5(a)(i)(B) or make a cash payment pursuant to Section 5(a)(ii)(B), there will be no Valuation Period.
     SECTION 3. Seller Purchases.
     (a) The Initial Shares may be sold short to the Company. It is understood that during the Averaging Period the Seller may purchase shares of Common Stock in connection with this Letter Agreement, which shares may be used to cover all or a portion of such short sale and, if the Settlement Amount is greater than zero, during the Valuation Period the Seller will purchase shares of Common Stock to fulfill its obligations to deliver Refund Shares to the Company pursuant to Section 5. Such purchases will be conducted independently of the Company. The timing of such purchases by the Seller, the number of shares purchased by the Seller on any day, the price paid per share of Common Stock pursuant to such purchases and the manner in which such purchases are made, including without limitation whether such purchases are made on any securities exchange or privately, shall be within the absolute discretion of the Seller. It is the intent of the parties that this transaction comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act, and the parties agree that this Letter Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c), and the Company shall take no action that results in this transaction not so complying with such requirements. Without limiting the generality of the preceding sentence, the Company acknowledges and agrees that (A) the Company does not have, and shall not attempt to exercise, any influence over how, when or whether the Seller effects any purchases of Common Stock in connection with this Letter Agreement, (B) during the period beginning on (but excluding) the date of this Letter Agreement and ending on the last day of the

Averaging Period or of the Valuation Period, if any, neither the Company nor its officers or employees shall, directly or indirectly, communicate any information regarding the Company or the Common Stock to any employee of the Seller or its affiliates responsible for trading the Common Stock in connection with the transactions contemplated hereby, (C) the Company is entering into this Letter Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and (D) the Company will not alter or deviate from this Letter Agreement or enter into or alter a corresponding hedging transaction with respect to the Common Stock. The Company also acknowledges and agrees that any amendment, modification, waiver or termination of this Letter Agreement must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no such amendment, modification, waiver or termination shall be made at any time at which the Company or any officer or director of the Company is aware of any material nonpublic information regarding the Company or the Common Stock.
     (b) In the event that the Seller, in its reasonable discretion, determines that it is appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law, and including without limitation Rule 10b-18, Rule 10b-5, Regulation 13D-G and Regulation 14E under the Exchange Act, “Requirements”), for the Seller to refrain from purchasing Common Stock or to purchase fewer than the number of shares of Common Stock that the Seller would otherwise purchase on any day during the Averaging Period or, if the Settlement Amount is greater than zero, the Valuation Period, then the Seller may, in its discretion, elect that a Disruption be deemed to occur on such day, as appropriate with regard to any Requirements. The Seller shall notify the Company upon the exercise of the Seller’s rights pursuant to this Section 3(b) and shall subsequently notify the Company on the day the Seller believes that the circumstances giving rise to such exercise have changed.
     (c) The Company agrees that neither the Company nor any of its affiliates or agents shall take any action that would cause Regulation M to be applicable to any purchases of Common Stock, or any security for which the Common Stock is a reference security (as defined in Regulation M), by the Company or any of its affiliated purchasers (as defined in Regulation M) during the Averaging Period or, if the Settlement Amount is greater than zero, the Valuation Period, unless the Company has provided written notice to Seller of a planned “distribution” (as defined in Regulation M) of shares of Common Stock or any security for which the Common Stock is a reference security not later than the Trading Day immediately preceding the first day of the relevant “restricted period” (as defined in Regulation M); the Company acknowledges that any such notice is likely to cause a suspension of the Initial Averaging Period or Averaging Period, as the case may be, pursuant to Section 3(b); accordingly, the Company acknowledges that its delivery of such notice must be made in accordance with Section 3(a). The parties acknowledge that under Rule 102 of Regulation M, as in effect on the date hereof, the Company may make distributions (as defined in Regulation M) of shares of Common Stock pursuant to a plan (as defined in Regulation M) without breaching this covenant if such distribution complies with the requirements set forth in paragraph (c) of Rule 102 of Regulation M.
     (d) The Company shall, at least one day prior to the first day of the Averaging Period, notify the Seller of the total number of shares of Common Stock purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for the Company or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Averaging Period and during the calendar week in which the first day of the Averaging Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18), which notice shall be substantially in the form set forth as Appendix B hereto.
     (e) From the date hereof through the last day of the Averaging Period or, if the Settlement Amount is greater than zero, through the last day of the Valuation Period, the Company shall (i) notify the Seller prior to the opening of trading in the Common Stock on any day on which the Company makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to the Company (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify the Seller following any such announcement that such announcement has been made, and (iii) promptly deliver to the Seller following the making of any such announcement a certificate indicating (A) the Company’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) the Company’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, the Company shall promptly notify the Seller of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. The Company acknowledges that any such public announcement may cause a Disruption to be deemed to have occurred pursuant to Section 3(b). Accordingly, the Company acknowledges that its actions in relation to any such announcement or transaction must comply with the standards set forth in Section 3(a).
     SECTION 4. Company Purchases.
     Without the prior written consent of the Seller, the Company shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any shares of Common Stock (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for shares of Common Stock during the period beginning on, and including, the Purchase Date and ending on, and including, the date all payments or deliveries of shares pursuant to Section 5 below have been made. During such time, any purchases of Common Stock (or any security convertible into or exchangeable for shares of Common Stock) by the Company shall be made through BAS, which is an affiliate of the Seller, pursuant to a letter substantially in the form of Appendix A hereto and subject to such conditions as the Seller shall impose, and shall be in compliance with Rule 10b-18 or otherwise in a manner that the Company and the Seller believe is in compliance with applicable requirements (including, without limitation, Rule 10b-5, Regulation 13D-G and Regulation 14E under the Exchange Act). For the avoidance of doubt, this Section 4 shall not restrict an officer or director of the Company from exercising any option issued pursuant to any employee benefit or incentive plan of the Company.
     SECTION 5. Purchase Price Adjustment and Settlement.
     (a) After the expiration of the Averaging Period,
     (i) if the Settlement Amount is greater than zero, as an adjustment to the Purchase Price, the Company shall elect either for

     (A) the Seller to transfer to the Company, for no additional consideration, a number of shares of Common Stock equal to the sum of the Share Amounts for each of the Trading Days in the Valuation Period (the “Refund Shares”) in the manner provided in Section 5(b), or
     (B) the Seller to make a cash payment to the Company in immediately available funds in an amount equal to the Settlement Amount on the Settlement Day corresponding to the last Trading Day of the Averaging Period, and
     (ii) if the Settlement Amount is less than zero, as an adjustment to the Purchase Price, the Company shall elect to
     (A) transfer to the Seller, for no additional consideration, a number of shares of Common Stock, which will not be registered for resale, equal to the Restricted Share Amount (the “Restricted Payment Shares”) on the Settlement Day corresponding to the last Trading Day of the Averaging Period in the manner provided in Section 5(b), and any Make-Whole Payment Shares as provided in Section 5(c), or
     (B) make a cash payment to the Seller in immediately available funds in an amount equal to the absolute value of the Settlement Amount on the Settlement Day corresponding to the last Trading Day of the Averaging Period.
The Company shall give written notice to the Seller not later than the later of (i) 4:00 PM New York time on the last Trading Day of the Averaging Period or (ii) the first Trading Day after receiving notice of acceleration of the Averaging Period from the Seller, of the Company’s election, if the Settlement Amount is greater than zero, for the Seller to deliver Refund Shares or make a cash payment or, if the Settlement Amount is less than zero, for the Company to deliver Restricted Payment Shares and, if applicable, Make-Whole Payment Shares, or to make a cash payment. Once made, such election will be irrevocable. If the Company fails to make such an election by the election deadline, the Company shall have been deemed to have elected to receive or deliver, as the case may be, a cash payment.
     (b) Delivery of Refund Shares or Restricted Payment Shares shall be made as follows:
     (i) if Refund Shares are to be transferred to the Company, the Seller shall deliver the shares to the Company on the Settlement Day corresponding to the last Trading Day of the Valuation Period, and
     (ii) if Restricted Payment Shares are to be transferred to the Seller, on the Settlement Day corresponding to the last Trading Day in the Averaging Period, the Company shall deliver to the Seller a number of Restricted Payment Shares equal to the Restricted Share Amount, and the Company shall deliver any additional Make-Whole Payment Shares as provided in Section 5(c).
     (c) If Restricted Payment Shares are delivered in accordance with Section 5(b)(ii), on the last Trading Day of the Averaging Period a balance (the “Settlement Balance”) shall be established with an initial balance equal to the absolute value of the Settlement Amount. Following the delivery of Restricted Payment Shares or any Make-Whole Payment Shares, Seller shall sell all such Restricted Payment Shares or Make-Whole Payment Shares in a commercially reasonable manner. At the end of each Trading Day upon which sales have been made, the Settlement Balance shall be reduced by an amount, as determined by the Calculation Agent, (each a “Daily Amount”) equal to (i) (x) the reported closing price of the Common Stock for the Trading Day on which such Payment Shares have been sold minus (y) the Fair Value Discount multiplied by (ii) the number of Restricted Payment Shares or Make-Whole Payment Shares sold on that Trading Day. If, on any Trading Day, all Restricted Payment Shares and Make-Whole Payment Shares have been sold and the Settlement Balance has not been reduced to zero, the Company shall elect to (i) deliver to Seller or as directed by Seller on the Settlement Day corresponding to such Trading Day an additional number of Shares (the “Make-Whole Payment Shares”) equal to (x) the Settlement Balance as of such Trading Day divided by (y) the Restricted Share Value of the Make-Whole Payment Shares or (ii) promptly deliver to Seller cash in an amount equal to the then remaining Settlement Balance. This provision shall be applied successively until either the Settlement Balance is reduced to zero or the aggregate number of Restricted Payment Shares and Make-Whole Payment Shares equals the Maximum Deliverable Number. If on any Trading Day, the Settlement Balance has been reduced to zero and Restricted Payment Shares or Make-Whole Payment Shares remain unsold or the aggregate Daily Amounts exceed the Settlement Balance, the Seller shall promptly return to the Company such unsold Restricted Payment Shares or Make-Whole Payment Shares and/or refund to the Company the amount of such excess.
     SECTION 6. Payment Shares.
     (a) If the Company elects to deliver Restricted Payment Shares pursuant to Section 5(a)(ii)(A) and Make-Whole Payment Shares pursuant to Section 5(c):
     (i) all Restricted Payment Shares and Make-Whole Payment Shares shall be delivered to the Seller (or any affiliate of the Seller designated by the Seller) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof;
     (ii) BAS, the Seller and any potential purchaser of any such shares from the Seller (or any affiliate of the Seller designated by the Seller) identified by BAS or the Seller shall have been afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); and
     (iii) an agreement (a “Private Placement Agreement”) shall have been entered into between the Company and the Seller (or any affiliate of the Seller designated by the Seller) in connection with the private placement of such shares by the Company to the Seller (or any such affiliate) and the private resale of such shares by the Seller (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to the Seller, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, the Seller and its affiliates, and shall provide for the payment by the Company of all fees and expenses in connection with such resale, including all fees and expenses of a single outside counsel for the Seller, and shall contain representations, warranties and agreements of the Company reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales.
     (b) If the Company elects to deliver Restricted Payment Shares pursuant to Section 5(a)(ii)(A) above, the Company shall not take or cause to be taken any action that would make unavailable either (i) the exemption set forth in Section 4(2) of the Securities Act for the sale of any Restricted Payment Shares or Make-Whole Payment Shares by the Company to the Seller or (ii) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Restricted Payment Shares and Make-Whole Payment Shares by the Seller.
     (c) The Company expressly agrees and acknowledges that the public disclosure of all material information relating to the Company is within the Company’s control.
     (d) Notwithstanding the provisions of Section 5(a) above or any other provision of this Letter Agreement, if the Company has elected to deliver any Payment Shares hereunder, the Company shall not be required to deliver more than the Maximum Deliverable Number of shares of Common Stock as Payment Shares hereunder. The Company represents and warrants to the Seller (which representation and warranty shall be deemed to be repeated on each day during the Averaging Period and, if the Company has elected to deliver any Payment Shares hereunder, during the Valuation Period) that the number of authorized but unissued shares of Common Stock of the Company that are not reserved for future issuance in connection with transactions in such shares (other than the transactions under this Agreement) (such shares of Common Stock, the “Available Shares”) equals or exceeds on any date 5,100,000, as adjusted for stock splits and similar pro-rata distributions of shares to all common shareholders without consideration occurring on or prior to such date. In the event the Company shall not have delivered the full number of shares of Common Stock otherwise deliverable as a result of this Section 6(d) (the resulting deficit, the “Deficit Shares”), the Company shall be continually obligated to deliver, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, shares of Common Stock when, and to the extent, that (i) Common Stock is repurchased, acquired or otherwise received by the Company or any of its subsidiaries after the date hereof (whether or not in exchange for cash, fair value or any other consideration), (ii) authorized and unissued shares of Common Stock reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved or (iii) the Company additionally authorizes any unissued shares of Common Stock that are not reserved for other transactions. The Company shall immediately notify the Seller of the occurrence of any of the foregoing events (including the number of shares of Common Stock subject to clause (i), (ii) or (iii) and the corresponding number of shares of Common Stock to be delivered) and promptly deliver such shares thereafter. For the avoidance of doubt, so long as the Company has validly elected, pursuant to Section 5(a), to deliver Restricted Payment Shares and, if applicable, Make-Whole Payment Shares, then the company shall not be obligated to deliver cash to the Seller in respect of the settlement of the transaction contemplated by this Letter Agreement, except to the extent that Common Stock has been exchanged for or converted into cash (in whole or in part) in connection with any merger or similar transaction involving the Company in which the consideration paid to holders of shares of Common Stock includes cash.
     (e) For the avoidance of doubt, in no event shall the Company be obligated to elect cash settlement pursuant to Section 5(a).

     SECTION 7. Adjustment of Terms.
     (a) In the event (i) of any corporate event involving the Company or the Common Stock (including, without limitation, a stock split, stock dividend, bankruptcy, insolvency, reorganization, Merger Event, Tender Offer, rights offering, recapitalization, spin-off or issuance of any securities convertible or exchangeable into shares of Common Stock), or the announcement of any such corporate event, (ii) the Seller determines, in its reasonable discretion, that it is unable or it is impracticable to establish, re-establish, substitute or maintain a hedge of its position in respect of the transactions contemplated by this Letter Agreement or (iii) the Seller determines, in its reasonable discretion, that it is unable to borrow Common Stock at a rebate rate greater than or equal to the Federal Funds Rate minus 50 basis points per annum, then, in each case, the terms of the transaction (including, without limitation, the scheduled last day of the Averaging Period, any Daily Average Price, the Cap Price and the Settlement Amount) described herein shall be subject to adjustment by the Calculation Agent as in the exercise of its good faith judgment it deems appropriate under the circumstances (including, without limitation, adjustments to account for changes in the price or volatility of the Common Stock following the announcement of any such corporate event). For the avoidance of doubt, no such adjustment shall result in an obligation of the Company to make a cash payment to Seller, it being understood that such adjustment may be reflected in the cash amount payable at the Company’s election pursuant to Section 5(a)(ii)(B).
     (b) In the event that the Calculation Agent determines that an Announcement Date has occurred, then, in addition to any adjustments effected pursuant to Section 7(a), (i) the definition of Repurchase Cost shall be amended by deleting the proviso thereto, effective as of the Announcement Date, and (ii) if the Announcement Date occurs during the Averaging Period, the Settlement Amount shall be increased by an amount equal to the forward value on the last day of the Averaging Period of the Cap Fair Market Value, as determined by the Calculation Agent. In addition, in the event that the Calculation Agent determines prior to the date the Supplemental Terms Notice is executed that the Announcement Date for a Friendly Transaction has occurred, then the parties shall not be obligated to execute the Supplemental Terms Notice.
     (c) Notwithstanding the authority provided to the Calculation Agent in subsections (a) or (b) of this Section 7, in the event of a corporate event (such as certain reorganizations, mergers, or other similar events) in which all holders of Common Stock may receive consideration other than the common equity securities of the continuing or surviving entity, the adjustments referred to in such subsection shall permit the Company to satisfy its settlement obligations hereunder by delivering the consideration received by holders of Common Stock upon such corporate event, in such proportions as in the exercise of its good faith judgment the Calculation Agent deems appropriate under the circumstances.
     SECTION 8. Governing Law; Waiver of Jury Trial.
     (a) THIS LETTER AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The parties hereto irrevocably submit to the non-exclusive jurisdiction of the Federal and state courts located in the Borough of Manhattan, in the City of New York in any suit or proceeding arising out of or relating to this Letter Agreement or the transactions contemplated hereby.
     (b) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     SECTION 9. Assignment and Transfer.
     The rights and duties under this Letter Agreement may not be assigned or transferred by the Company or the Seller without the prior written consent of the other party; provided that the Seller may assign any of its rights or duties hereunder without the prior written consent of the Company to any of the Seller’s affiliates if either (i) such affiliate has a credit rating equal to or better than the credit rating of Bank of America Corporation or (ii) the obligations of such affiliate to the Company are unconditionally guaranteed by a party that has a credit rating equal to or better than the credit rating of Bank of America Corporation.
     SECTION 10. No Condition of Confidentiality.
     The Seller and the Company hereby acknowledge and agree that the Seller has authorized the Company to disclose this Letter Agreement and the transactions contemplated hereby to any and all persons, and there are no express or implied agreements, arrangements or understandings to the contrary, and the Seller hereby waives any and all claims to any proprietary rights with respect to this Letter Agreement and the transactions contemplated hereby, and authorizes the Company to use any information that the Company receives or has received with respect to this Letter Agreement and the transactions contemplated hereby in any manner.
     SECTION 11. Calculations.
     The Calculation Agent shall make all calculations in respect of this Letter Agreement in a commercially reasonable manner.
     SECTION 12. Representations, Warranties and Agreements of the Company.
     The Company represents and warrants to, and agrees with, the Seller as follows:
     (a) The Company acknowledges and agrees that it is not relying, and has not relied, upon the Seller or any affiliate of the Seller with respect to the legal, accounting, tax or other implications of this Letter Agreement and that it has conducted its own analyses of the legal, accounting, tax and other implications hereof. The Company further acknowledges and agrees that neither the Seller nor any affiliate of the Seller has acted as its advisor in any capacity in connection with this Letter Agreement or the transactions contemplated hereby. The Company is entering into this Letter Agreement with a full understanding of all of the terms and risks hereof (economic and otherwise), has adequate expertise in financial matters to evaluate those terms and risks and is capable of assuming (financially and otherwise) those risks. Without limiting the generality of the foregoing, the Company acknowledges that the Seller is not making any representations or warranties with respect to the accounting treatment of the transactions contemplated by this Letter Agreement.
     (b) The Company has all corporate power and authority to enter into this Letter Agreement and to consummate the transactions contemplated hereby. This Letter Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles.
     (c) If Payment Shares are delivered pursuant to Section 5(a)(ii)(A) or Section 5(c), such Payment Shares, when delivered, shall have been duly authorized and shall be duly and validly issued, fully paid and nonassessable and free of preemptive or similar rights, and such delivery shall pass title thereto free and clear of any liens or encumbrances.
     (d) The Company is not entering into this Letter Agreement to facilitate a distribution of the Common Stock (or any security convertible into or exchangeable for Common Stock) or in connection with a future issuance of securities, and the transactions contemplated by this Letter Agreement will not violate Rule 13e-1 or 13e-4 under the Exchange Act.
     (e) The Company is not entering into this Letter Agreement to create actual or apparent trading activity in the Common Stock (or any security convertible into or exchangeable for Common Stock) or to raise or depress or otherwise manipulate the price of the Common Stock (or any security convertible into or exchangeable for Common Stock).
     (f) The execution and delivery by the Company of, and the compliance by the Company with all of the provisions of, this Letter Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or other constitutive documents of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties.
     (g) On the Purchase Date, (i) the assets of the Company at their fair valuation exceed the liabilities of the Company, including contingent liabilities, (ii) the capital of the Company is adequate to conduct the business of the Company and (iii) the Company has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.
     (h) Except as contemplated by clause (i) below, no consent, approval, authorization, order, registration, qualification or filing of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties is required for the execution and delivery by the Company of, and the compliance by the Company with all the terms of, this Letter Agreement or the consummation by the Company of the transactions contemplated hereby.
     (i) The Company has made, and shall use its commercially reasonable efforts during the Averaging Period and the Valuation Period (if any) to make, all filings, if any, required to be made by it with the Securities and Exchange Commission, any securities exchange or any other regulatory body with respect to the transactions contemplated hereby.
     (j) As of the date hereof and as of the date, if any, that the Company elects to transfer any Payment Shares to the Seller or for the Seller to transfer any Refund Shares to the Company, (i) none of the Company and its officers and directors is, or will be, as the case may be, aware of any material nonpublic information regarding the Company or the Common Stock and (ii) all reports and other documents filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not, or will not, as the case may be, contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.
     (k) The Company has publicly disclosed on September 13, 2007 its intention to institute a program for the acquisition of shares of Common Stock.
     (l) The Company represents and warrants to the Seller that the Company is not, and after giving effect to the transactions contemplated by the Agreement, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (m) For the avoidance of doubt, the parties agree that the commissions incorporated in the definitions of Restricted Share Amount and Restricted Share Value and in Section 5(c) above are commercially reasonable fees for BAS’s activities in connection with Settlement under Section 5.
     (n) The parties hereto agree and acknowledge that the Seller is a “financial institution,” “swap participant” and “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of Title 11 of the United States Code (the “Bankruptcy Code”). The parties hereto further agree and acknowledge that (A) this Letter Agreement is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “settlement payment” within the meaning of Sections 362 and 546 of the Bankruptcy Code and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “transfer” and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code, and (B) the Seller is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(o), 546(e), 546(g), 555, 560 and 561 of the Bankruptcy Code.
     (o) The Company shall not declare or pay any dividend for which the ex-dividend date occurs from and including the date of this Letter Agreement through and including the last day of the Averaging Period.
     (p) The Company accepts and agrees to be bound by the contractual terms and conditions as set forth in the Supplemental Terms Notice. Upon receipt of the Supplemental Terms Notice, the Company shall promptly execute and return such Supplemental Terms Notice to the Seller; provided that the Company’s failure to so execute and return the Supplemental Terms Notice shall not affect the binding nature of the Supplemental Terms Notice, and the terms set forth therein shall be binding on the Company to the same extent, and with the same force and effect, as if the Company had executed a written version of the Supplemental Terms Notice.
     (q) The Company and the Seller agree and acknowledge that (i) the transactions contemplated by this Letter Agreement will be entered into in reliance on the fact that this Letter Agreement and the Supplemental Terms Notice form a single agreement between the Company and the Seller, and the Seller would not otherwise enter into such transactions, (ii) this Letter Agreement, as supplemented by the Supplemental Terms Notice, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); (iii) the Supplemental Terms Notice, regardless of whether the Supplemental Terms Notice is transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (iv) this Letter Agreement constitutes a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the

General Obligations Law, and each party hereto intends and agrees to be bound by this Letter Agreement, as supplemented by the Supplemental Terms Notice.
     (r) The Company and the Seller further agree and acknowledge that this Letter Agreement, as supplemented by the Supplemental Terms Notice, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.
     (s) Notwithstanding anything to the contrary herein, the Company agrees that the Seller may, by prior notice to the Company, satisfy its obligation to deliver any shares of Common Stock or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of such shares of Common Stock or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of shares of Common Stock and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.
     SECTION 13. Representations, Warranties and Agreements of the Seller.
     The Seller represents and warrants to, and agrees with, the Company as follows:
     (a) The Seller has all power and authority to enter into this Letter Agreement and to consummate the transactions contemplated hereby. This Letter Agreement has been duly authorized and validly executed and delivered by the Seller and constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles.
     (b) The execution and delivery by the Seller of, and the compliance by the Seller with all of the provisions of, this Letter Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Seller or any of its subsidiaries is a party or by which the Seller or any of its subsidiaries is bound or to which any of the property or assets of the Seller or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the constitutive documents of the Seller or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller or any of its subsidiaries or any of their respective properties.
     (c) No consent, approval, authorization, order, registration, qualification or filing of or with any court or governmental agency or body having jurisdiction over the Seller or any of its subsidiaries or any of their respective properties is required for the execution and delivery by the Seller of, and the compliance by the Seller with all the terms of, this Letter Agreement or the consummation by the Seller of the transactions contemplated hereby
     (d) Prior to the Initial Hedge Start Date, the Seller will not engage in any hedging activities related to the transactions contemplated by this Letter Agreement.
     SECTION 14. Acknowledgments and Agreements With Respect To Hedging and Market Activity.
     (a) The Company acknowledges and agrees that:

     (i) During the Averaging Period and, if applicable, the Valuation Period, the Seller and its affiliates may buy or sell shares of Common Stock or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the transactions contemplated by this Letter Agreement;
     (ii) The Seller and its affiliates also may be active in the market for the Common Stock other than in connection with hedging activities in relation to the transactions contemplated by this Letter Agreement;
     (iii) Except as set forth in Section 13(d), the Seller shall make its own determination as to whether, when or in what manner any hedging or market activities in the Company’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Daily Average Price and Reported VWAP; and
     (iv) Any market activities of the Seller and its affiliates with respect to the Common Stock may affect the market price and volatility of the Common Stock, as well as the Daily Average Price and Reported VWAP, each in a manner that may be adverse to the Company.
     (b) Each of the Company and the Seller agrees that Non-Reliance as set forth in Section 13.1 of the ISDA Definitions, Agreements and Acknowledgments Regarding Hedging Activities as set forth in Section 13.2 of the ISDA Definitions and Additional Acknowledgments as set forth in Section 13.4 of the ISDA Definitions shall be deemed to be Applicable to the transactions contemplated by this Letter Agreement as if this Letter Agreement were a confirmation that was governed by, and incorporated, such Sections of the ISDA Definitions.
     SECTION 15. Notices.
     Unless otherwise specified, notices under this contract may be made by telephone, to be confirmed in writing to the address below. Changes to the notice information below must be made in writing.
     (a) If to the Company:
Tween Brands, Inc.
8323 Walton Parkway
New Albany, OH 43054
Attn: Kurt Gatterdam
Telephone: 614-775-3460
Facsimile: 614-775-3935
     (b) If to the Seller:
Bank of America, N.A.
c/o Banc of America Securities LLC
9 West 57th Street, 40th Floor
New York, NY 10019
Attn: John Servidio
Telephone: 212-847-6527
Facsimile: 212-230-8610

     SECTION 16. Designation of Affiliate for Transactions in Common Stock.
     The Seller may designate any of its affiliates (the “Designee”) to deliver or take delivery, as the case may be, and otherwise perform its obligations to deliver or take delivery of, as the case may be, any shares of Common Stock in respect of the transactions contemplated by this Letter Agreement, and the Designee may assume such obligations and the obligations of the Seller under this Letter Agreement with respect to such shares of Common Stock. Such designation shall not relieve the Seller of any of its obligations hereunder. Notwithstanding the previous sentence, if the Designee shall have performed the obligations of the Seller hereunder, then the Seller shall be discharged of its obligations to the Company to the extent of such performance. In addition, the parties acknowledge and agree that every time that the Seller is described in this Letter Agreement as buying, selling or otherwise transacting with third parties in the Common Stock, such buying, selling or transacting may be conducted by the Seller or one or more of its affiliates.
     SECTION 17. Equity Rights.
     The Seller acknowledges and agrees that this Letter Agreement is not intended to convey to it rights with respect to this transaction that are senior to the claims of common stockholders in the event of the Company’s bankruptcy. For the avoidance of doubt, the parties acknowledge that this Letter Agreement is not secured by any collateral that would otherwise secure the obligations of the Company herein under or pursuant to any other agreement.

     Please confirm your agreement to the foregoing by signing and returning to John Servidio via facsimile at 212-230-8610 the enclosed duplicate of this Letter Agreement.

Very truly yours, BANK OF AMERICA, N.A.
By:
Name:
Title:

Acknowledged and agreed to as of
the date first above written,
TWEEN BRANDS, INC.

By:
Name:
Title:

APPENDIX A
[Date]
Tween Brands, Inc.
8323 Walton Parkway
New Albany, OH 43054
               Re: Enhanced Overnight Share Repurchase
Ladies and Gentlemen:
     Reference is made to the Enhanced Overnight Share Repurchase Letter Agreement between you and Bank of America, N.A. dated as of September 13, 2007 (the “Agreement”). Capitalized terms used without definition in this letter have the definitions assigned to them in the Agreement.
     In accordance with Section 4 of the Agreement, the Seller agrees that you may purchase shares of Common Stock during the Averaging Period subject to the following procedures:
     (i) all such purchases will be made by Banc of America Securities LLC (“BAS”) in accordance with Rule 10b-18(b) or otherwise in a manner that you and BAS believe is in compliance with applicable legal requirements;
     (ii) each purchase order you place with BAS will be an all or nothing order to purchase a minimum of 10,000 shares;
     (iii) you will pay to BAS a $0.04 per share commission for each share of Common Stock purchased; and
     (iv) you agree that, in purchasing shares of Common Stock, BAS may purchase shares of Common Stock for the account of the Seller, which is an affiliate of BAS, other than any single block of 10,000 or more shares of Common Stock, without your prior consent; you acknowledge that, because any orders you place pursuant to the above procedures will be all or nothing orders, other orders to purchase Common Stock (including orders placed by the Seller or BAS) may reduce the number of shares of Common Stock available for purchase and may therefore impact your ability to obtain execution of any such all or nothing orders.

     We may terminate this letter agreement upon the effectiveness of any change in applicable law or regulation that would cause the procedures set forth herein to impede our ability to execute appropriate trading transactions in relation to the Seller’s obligations under the Agreement (including, without limitation, Section 3(a) of the Agreement) in a manner consistent with applicable law and regulation.
     Please indicate your agreement to, and acknowledgment of, the above by signing and returning to us a copy of this letter.

Very truly yours, BANK OF AMERICA, N.A.
By:
Name:
Title:

Acknowledged and agreed to as of
the date first above written,

TWEEN BRANDS, INC.
By:
Name:
Title:

APPENDIX B
[Company Letterhead]
Bank of America, N.A.
c/o Banc of America Securities LLC
9 W. 57th Street
New York, New York 10019
Attn:
               Re: Enhanced Overnight Share Repurchase
Ladies and Gentlemen:
     In connection with our entry into an Enhanced Overnight Share Repurchase Letter Agreement dated as of September 13, 2007 (the “Agreement”), we hereby represent that set forth below is the total number of shares of our common stock purchased by or for us or any of our affiliated purchasers in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) (all defined in Rule 10b-18 under the Securities Exchange Act of 1934, as amended) during the four full calendar weeks immediately preceding the first day of the Averaging Period (as defined in the Agreement) and the week during which the first day of the Averaging Period occurs:

	Monday’s	Friday’s	Share
	Date	Date	Number
Week 4:
Week 3:
Week 2:
Week 1:
Current Week:
     We understand that you will use this information in calculating trading volume for purposes of Rule 10b-18.

Very truly yours, TWEEN BRANDS, INC.
By:
Name:
Title:

APPENDIX C
[Form of Supplemental Terms Notice]
Bank of America, N.A.
9 West 57th Street
New York, New York 10019
[date]
Tween Brands, Inc.
8323 Walton Parkway
New Albany, OH 43054
Supplemental Terms Notice – Overnight Share Repurchase
Ladies and Gentlemen:
     Reference is made to the Overnight Share Repurchase Letter Agreement dated as of September 13, 2007 (the “Agreement”) between Tween Brands, Inc. (the “Company”) and Bank of America, N.A. (the “Seller”). Capitalized terms used in this Supplemental Terms Notice and not otherwise defined shall have the meanings assigned to them in the Agreement.
     Please be advised that the Calculation Agent has determined the following terms relating to the Agreement upon the completion of the Seller’s Initial Hedge:

Cap Price:	U.S. $[ ] per share

Hedge Execution Price:	U.S. $[ ] per share

Initial Hedge Completion Date:	[ ]

Earliest Acceleration
Date:	[ ] (which shall be the date 70 scheduled Trading Days following (but excluding) the Initial Hedge Completion Date)

Scheduled Final Averaging Date:	[ ] (which shall be the date 100 scheduled Trading Days following (but excluding) the Initial Hedge Completion Date)

Very truly yours, BANC OF AMERICA SECURITIES LLC
By:
Name:
Title:

Receipt acknowledged,
TWEEN BRANDS, INC.

By:
Name:
Title: